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As filed with the Securities and Exchange Commission on July 3, 2006

Registration No. 333-119281

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or Identification Number)	87-0393339 (I.R.S. Employer organization)
404 Wyman Street Waltham, MA 02451 (781) 464-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph A. LaSala, Jr.
Senior Vice President, General Counsel and Secretary
Novell, Inc.
404 Wyman Street
Waltham, MA 02451
(781) 464-8000
(Name, address, including zip code, and telephone
number, including area code, of agent for service of process)

Copies to:
Howard L. Shecter, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Tel: (212) 309-6000

        Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling securityholders shall determine.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

        Novell, Inc., a Delaware corporation ("Novell"), filed a Registration Statement on Form S-3 (Reg. No. 333-119281) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on September 24, 2004, registering $600,000,000 in principal amount of 0.50% Convertible Senior Debentures due 2024 (the "Debentures") and 52,074,300 shares of Novell's common stock into which the Debentures are convertible (the "Conversion Shares") to be offered from time-to-time by the selling securityholders named therein (the "Offering"). The Commission declared the Registration Statement effective on December 23, 2004.

        Novell is filing this Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 to remove from registration $42,975,000 aggregate principal amount of the Debentures and 3,729,821 Conversion Shares that were subject to the Offering but remain unsold as of the date hereof. Novell is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of its registration rights agreement with the initial purchasers, for the benefit of the selling securityholders, has expired.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and in accordance with Rule 478 promulgated under the Securities Act of 1933 has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, Commonwealth of Massachusetts on July 3, 2006.

NOVELL, INC.

By:	/s/ DANA RUSSELL Dana Russell Chief Financial Officer

S-1

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SIGNATURES